UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2024

Dear Fellow Innoviva Stockholder:

I am pleased to invite you to attend Innoviva, Inc.’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 17, 2024 at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019. The Annual Meeting will begin promptly at 11:00 am, Eastern Time.

Your Board of Directors (the “Board of Directors”) is recommending a highly qualified, experienced and diverse slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect six directors; (2) cast a non-binding advisory vote to approve named executive officer compensation; (3) ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2024; and (4) take action upon any other business as may properly come before the Annual Meeting.

The accompanying materials include the Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”). The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

Also enclosed with these proxy materials is a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of our Board of Directors.

Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.

If your brokerage firm, bank, dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares on the proxy card.

Holders of shares as of the close of business on April 18, 2024, the record date for voting at the Annual Meeting, are urged to submit a proxy card, even if your shares were sold after such date.

If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com. If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting Innoviva, Inc., toll free at (800) 290-6428.

On behalf of your Board of Directors, thank you for your continued support and interest.

Very truly yours,

Pavel Raifeld
Chief Executive Officer

Innoviva, Inc.

1350 Old Bayshore Highway, Suite 400

Burlingame, California 94010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Innoviva, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 17, 2024 at 11:00 a.m., Eastern Time, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, for the following purposes:

Proposal 1:	To elect six directors to serve for the ensuing year.

Proposal 2:	To approve a non-binding advisory resolution regarding executive compensation.

Proposal 3:	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 18, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD.

If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

By Order of the Board of Directors

Pavel Raifeld

Chief Executive Officer

Burlingame, California

April 29, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held on June 17, 2024:

The Proxy Statement is available at http://investor.inva.com/sec-filings.

Innoviva, Inc.

1350 Old Bayshore Highway, Suite 400

Burlingame, California 94010

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 17, 2024 at 11:00 a.m., Eastern Time, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019. As used in this Proxy Statement, the terms “Innoviva,” the “Company,” “we,” “us,” and “our” mean Innoviva, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Innoviva, Inc. is soliciting your proxy to vote at the Annual Meeting to be held on Monday, June 17, 2024 at 11:00 a.m., Eastern Time, and any postponements or adjournments thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

We intend to mail notice of this Proxy Statement and accompanying proxy card on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting;

•	Our 2023 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2023; and

•	The proxy card.

Can I attend the Annual Meeting?

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 18, 2024 (the “Record Date”). Admission will begin at 10:30 a.m., Eastern Time, on the date of the Annual Meeting, and you must present valid picture identification, such as a driver’s license or passport, and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 62,518,460 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), outstanding. The holders of Common Stock have the right to one vote for each share they held as of the Record Date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on June 17, 2024 and will be accessible for ten days prior to the Annual Meeting at our place of business, 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, between the hours of 9:00 a.m. and 5:00 p.m., Pacific time.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, that organization cannot vote your shares on the election of directors (Proposal 1) or on the non-binding advisory resolution regarding executive compensation (Proposal 2). We encourage you to provide voting instructions to the brokerage firm, bank, dealer or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a valid proxy from your broker, bank or other custodian.

What does it mean if I receive more than one proxy card?

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

What am I voting on?

The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposals.

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect six directors to serve until the 2025 Annual Meeting of Stockholders.	FOR	Majority Votes Cast	No

Proposal 2: Approval of a non-binding advisory resolution regarding executive compensation.	FOR	Majority Votes Cast	No

Proposal 3: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR	Majority Votes Cast	Yes

Majority Votes Cast means, with respect to Proposal 1, that the number of votes cast “FOR” a director’s election exceeds 50% of the votes cast with respect to that director’s election and, with respect to Proposals 2 – 3, that the proposal would be approved if it receives an affirmative majority of the votes cast. For this purpose, votes cast shall exclude abstentions and broker non-votes.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

In an uncontested election of directors, such as Proposal 1, our Bylaws mandate that directors be elected by a majority vote of votes cast, as described below under “ELECTION OF DIRECTORS - MAJORITY VOTING BYLAW.” In contested elections, our Bylaws mandate that directors be elected by a plurality vote. For purposes of our Bylaws, a contested election is any election of directors for which our Secretary determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Our Secretary has determined that the election at the Annual Meeting is an uncontested election. Accordingly, the provisions of our Bylaws relating to majority voting for directors in uncontested elections will be applicable to the Annual Meeting.

Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by March 23, 2024. We did not receive any such nominations and no other nominations for election to our Board of Directors may be made by stockholders at the Annual Meeting.

If for some reason any of the Board of Directors’ nominees are unable to serve, or for good cause will not serve, if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board of Directors and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board of Directors’ remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we know of no reason why any of the Board of Directors’ nominees would be unable or for good cause unwilling to serve as a director if elected.

How do I vote?

With regard to the election of directors (Proposal 1), you may (i) vote “For” the six nominees to the Board of Directors, (ii) vote “Against” the election of one or more of the nominees and vote “For” the remaining nominees, (iii) vote “Against” all of the nominees or (iv) withhold your authority to vote for any nominee you specify. You may not vote your proxy “For” the election of any persons in addition to the six named nominees. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. We do not have cumulative voting rights for the election of directors. The procedures for voting are explained below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote by using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card.

•	To vote by telephone, please follow the instructions provided on your proxy card.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent as of the Record Date, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections, your shares will be voted (1) “For” the election of each of the six nominees for director, (2) “For” approval of the non-binding advisory resolution regarding executive compensation, and (3) “For” ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2024.

If you are not a record holder (i.e., your shares are held through a broker, bank, brokerage firm, dealer or other similar organization), your broker is required to vote such shares in accordance with the instructions you provide. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the non-binding advisory resolution regarding executive compensation (Proposal 2).

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes, if any. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for any of the proposals on the agenda. Broker non-votes, if any, as described in the next paragraph, have no effect and will not be counted toward the vote total for any of the proposals on the agenda. Broker non-votes will be counted toward the quorum requirement.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Each of the proposals other than Proposal 3 are “non-discretionary” and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposals 1 or 2 unless you provide voting instructions to the record holder.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:

•

You may change your vote using the Internet or telephone methods described above prior to the Annual Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted.

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our investor relations department at investor.relations@inva.com.

•

You may attend the Annual Meeting and vote in person. If you are not a record holder of shares, you must provide a “legal” proxy from the record holder in order to vote your shares in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter - Proposal 3 (to ratify the appointment of Deloitte & Touche LLP). Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: Proposal 1 (the election of directors) or Proposal 2 (the advisory resolution regarding executive compensation). Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on the Record Date, are represented at the Annual Meeting by stockholders present either in person or by proxy. On the Record Date, there were 62,518,460 shares of Common Stock outstanding and entitled to vote. Thus, 31,259,231 shares must be represented by stockholders present either in person at the Annual Meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote in person at the Annual Meeting. Abstentions and any broker non-votes will be counted toward the quorum requirement.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Innoviva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published, if available, on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the end of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to report preliminary results, and to file an amendment to such Form 8-K to report the final results within four business days after the final results are known to us.

Who will solicit and pay the cost of soliciting proxies for the Annual Meeting?

We will pay for the entire cost of soliciting proxies. We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Annual Meeting at a cost that is not expected to exceed $20,000 plus reasonable out-of-pocket expenses. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials in the mail?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice of Annual Meeting of Stockholders and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our investor relations department at investor.relations@inva.com. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and be received by the Corporate Secretary of the Company on or before December 30, 2023. If you wish to submit a proposal to be presented at the 2025 annual meeting of stockholders but which will not be included in the Company’s proxy materials, your Solicitation Notice, as defined in our Bylaws, must be received by the Corporate Secretary of the Company at Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, Attention: Corporate Secretary, no earlier than March 19, 2025, and no later than April 18, 2025. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Innoviva nominees must provide notice that sets forth the information required by Rule 14a-19 no later than April 18, 2025. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Innoviva’s current Bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at “www.inva.com.”

Who can help answer my questions?

If you are a shareholder and have any questions about attending the Annual Meeting or how to vote or direct a vote in respect of your shares, you may call D.F. King & Co., Inc., our proxy solicitor, by calling (800) 290-6428 (toll-free), or banks and brokers can call (212) 269-5550.

If you have any questions regarding the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors. The six nominees for election to the Board of Directors at the Annual Meeting, and their ages as of the Record Date, their positions and offices held with the Company and certain biographical information are set forth below. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” all of the Board of Directors’ nominees.

Each director to be elected will hold office until the next annual meeting of stockholders, or until the director’s death, resignation or removal or until they are replaced. All of the nominees listed below are currently directors of the Company and their nomination has been recommended by the Nominating/Corporate Governance Committee and approved by the Board of Directors. It is our policy to encourage nominees for director to attend the Annual Meeting. Five of our six directors serving as of our 2023 annual meeting attended the meeting.

All of the nominees named in this Proxy Statement have been nominated by our Board of Directors to be elected by holders of our Common Stock and each person nominated for election has agreed to serve if elected. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.

NOMINEES

Name	Age	Positions and Offices Held With the Company
Mark A. DiPaolo, Esq.	53	Director
Jules Haimovitz	73	Director
Odysseas D. Kostas, M.D.	49	Director
Sarah J. Schlesinger, M.D.	64	Director
Sapna Srivastava, Ph.D.	53	Director
Derek Small	48	Director

We have determined that each of these director nominees (“nominated Director”) possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board of Directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominated Directors

Mark A. DiPaolo, Esq. has served as a member of our Board of Directors since February 2018 and Chairperson of our Board of Directors since May 2023. Mr. DiPaolo was the chair of the Integration Committee of the Board of Directors (the “Integration Committee”) prior to the committee being disbanded in July 2023. Mr. DiPaolo has been a Senior Partner and the General Counsel of Sarissa Capital Management LP, a registered investment advisor, since May 2013. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2005 - 2013, Mr. DiPaolo served as a senior member of Icahn Capital’s investment team, working on all aspects of Carl Icahn’s activist investment strategy. Prior to working with Icahn Capital, Mr. DiPaolo was an attorney with Willkie Farr & Gallagher LLP. Mr. DiPaolo currently serves as a member on the board of directors of Amarin Corporation plc, since February 2023. From August 2017 to September 2018, Mr. DiPaolo previously served as a member of the board of directors of

Novelion Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. DiPaolo received his B.A. degree from Fordham University and his J.D. degree from Georgetown University. Mr. DiPaolo’s substantial experience in operations, transactions, law and corporate governance and knowledge of our field contributed to our conclusion that he should serve as a director.

Jules Haimovitz has served as a member of our Board of Directors since February 2018 and is currently the chair of the Audit Committee of the Board of Directors (the “Audit Committee”), a member of the Compensation Committee of the Board of Directors (the “Compensation Committee”) and a member of the Nominating/Corporate Governance Committee of the Board of Directors (“the Nominating/Corporate Governance Committee”). Mr. Haimovitz was also a member of the Integration Committee prior to the committee being disbanded in July 2023. Mr. Haimovitz is currently President of Haimovitz Consulting, Inc. and the board of directors of Armata Pharmaceuticals, Inc., where he previously served in the role as Chairman until March 2023 and a member of its compensation committee. He previously served as a member of the board of directors of Ariad Pharmaceuticals, where he was also a member of its audit committee; Blucora, Inc., where he was also chairperson of its compensation committee and a member of its audit committee; Dial Global, Inc., where he was also member of its audit committee; and Imclone Pharmaceuticals, where he served as chairperson of its audit committee. Mr. Haimovitz has also served as Chief Executive Officer or Chief Operating Officer of the following companies: Spelling Entertainment, Inc., King World Productions and VJN, Inc. Mr. Haimovitz holds a B.S. and M.A. degree in Mathematics from Brooklyn College. Mr. Haimovitz has demonstrated leadership in his field, his knowledge of financial and financing matters and his prior board service contributed to our conclusion that he should serve as a director.

Odysseas D. Kostas, M.D. has served as a member of our Board of Directors since December 2017. He is a Partner and Senior Managing Director at Sarissa Capital Management LP, which he joined in 2016. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2011-2015, Dr. Kostas was at Evercore ISI covering the biotechnology and pharmaceutical industries, most recently as a Director. Prior to joining Evercore, Dr. Kostas was a Consultant and Senior Associate Analyst at Sanford C. Bernstein and Co., Inc. Previously, he practiced internal medicine as part of the Yale New Haven Health system and was engaged as a consultant to various biotechnology companies. Dr. Kostas currently serves on the board of directors of Armata Pharmaceuticals, Inc., Amarin Corporation plc. and previously served on the board of directors of Enzon Pharmaceuticals, Inc. Dr. Kostas holds a BS from Massachusetts Institute of Technology (MIT) and a M.D. from University of Texas Southwestern Medical School. Dr. Kostas has demonstrated leadership in his field, his knowledge of our industry and experience in our industry contributed to our conclusion that he should serve as a director.

Sarah J. Schlesinger, M.D. has served as a member of our Board of Directors since February 2018 and as the lead independent director since May 2023. Dr. Schlesinger is currently the chair of the Nominating/Corporate Governance Committee, a member of the Compensation Committee and a member of the Audit Committee. Dr. Schlesinger is an Associate Professor of Clinical Investigation at Rockefeller University and Senior Attending Physician at Rockefeller University Hospital. Dr. Schlesinger led the Dendritic Cell section of the Division of Retrovirology at the Walter Reed Army Institute of Research and was also a member of the Division of Infectious and Parasitic Disease Pathology at the Armed Forces Institute of Pathology from 1994 to 2002. In 2002, Dr. Schlesinger rejoined Rockefeller University and began working with the International AIDS Vaccine Initiative as a Scientist in Vaccine Research and Design. Dr. Schlesinger has been a member of Rockefeller University Hospital’s Institutional Review Board (“IRB”) (Ethics Committee) since 2003 and previously served as IRB’s vice-chairperson. In 2017, she assumed the position of chairperson of the IRB. She is currently the director of the education and training programs at Rockefeller University Center for Clinical and Translational Science and serves on the Medical Staff Executive Committee of Rockefeller University Hospital. Dr. Schlesinger currently serves on the board of directors of Armata Pharmaceuticals, Inc., where she is chair of the nominating and governance committee and a member of the compensation committee, and the board of three non-profit organizations: the AIDS Vaccines Advocacy Coalition, Global Viral and The Hastings Center, the pre-eminent center for the study of bioethics. Dr. Schlesinger served as an independent corporate director of

Ariad Pharmaceuticals from 2013 until its sale to Takeda Pharmaceutical Company Limited in 2017 and of The Medicines Company from 2018 until its sale to Novartis AG in 2020. Dr. Schlesinger has a B.A. from Wellesley College and a M.D. from Rush Medical College in Chicago, Illinois. Dr. Schlesinger has demonstrated leadership in her field and her substantial knowledge of our industry contributed to our conclusion that she should serve as a director.

Sapna Srivastava, Ph.D. has served as a member of our Board of Directors since January 2023 and is currently the chair of the Compensation Committee. Dr. Srivastava is an experienced senior executive within the biopharmaceutical industry. Dr. Srivastava was the chief financial and strategy officer for Abide Therapeutics (acquired by Lundbeck), and prior to that, was chief financial and strategy officer for Intellia Therapeutics. She played an integral role in helping build Intellia’s financial operations and strategic direction. She also held an advisory role at eGenesis Bio as interim chief financial officer to support the company’s financial and strategic planning. Prior to her industry experience, she spent nearly 15 years as a stock analyst for the biotechnology sector, including as the senior analyst and team leader of the biotechnology group at Goldman Sachs; a senior biotechnology analyst at Morgan Stanley and ThinkEquity Partners; and as a research associate at JP Morgan. Dr. Srivastava currently serves as a member on the board of directors of Nuvalent, Inc., since 2021, where she is chair of the audit committee; Aura Biosciences, Inc., since 2021, where she is chair of the audit committee; Tourmaline Bio, Inc., since 2023, where she is chair of the audit committee and a member of the nominating and governance committee; and the non-profit organization Trickle Up, since 2013, where she serves on the nominating and governance committee. Dr. Srivastava previously also served as a board member for Talaris Therapeutics, Inc., from 2021 until its merger with Tourmaline Bio, Inc. in 2023, where she was chair of the audit committee; Social Capital Suvretta Holdings Corp. II, since 2021, where she was chair of the audit committee; and for several other therapeutic focused biotechnology companies and nonprofits. Dr. Srivastava holds a Ph.D. from New York University School of Medicine and a B.Sc. from St. Xavier’s College, University of Bombay. Dr. Srivastava has demonstrated leadership in her field and her substantial knowledge and experience in our industry contributed to our conclusion that she should serve as a director.

Derek Small has served as a member of our Board of Directors since April 2024. He is a Managing Director at Luson Bioventures, a biopharmaceutical venture creation firm, which he founded in 2007. Mr. Small has served as Chief Executive Officer or Chairman of seven of Luson Bioventures’s new ventures, and he is currently Co-founder, Chairman, and Chief Executive Officer of Monument Biosciences, and Co-founder and Executive Chairman of Gate Neurosciences; both are privately held portfolio new venture creations of Luson Bioventures. Previously, Mr. Small co-founded an infectious disease and GI focused company called Assembly Biosciences (Nasdaq: ASMB), serving as President and Chief Executive Officer through 2019, and continued on the board of directors of Assembly Biosciences until 2020. During this time, Mr. Small also served as founder and Chief Executive Officer of Assembly China, which developed and commercialized Assembly China’s novel Hepatitis B therapies in Asia. From 2008 to 2014, Mr. Small served as a founding director, President and Chief Executive Officer of Naurex, Inc., a privately held company developing novel therapies for central nervous system and psychiatry disorders. In 2014, Naurex’s clinical assets were acquired by Allergan. Naurex Inc.’s preclinical programs formed the basis for a spinout company, Aptinyx, Inc. (Nasdaq: APTX). From 2008 to 2012, Mr. Small served as a founding director, President and Chief Executive Officer of privately held biotechnology company Coferon, Inc., which is developing a novel self-assembling chemistry platform with transformative potential. Mr. Small currently serves on the board of directors for Biocrossroads, a non-profit life sciences organization, and other private companies, and serves as an advisor to multiple academic institutions. Mr. Small received a B.S. degree in business from Franklin College and studied global business at Harlaxton College in England. Mr. Small has demonstrated leadership in his field, his knowledge of our industry and experience in our industry contributed to our conclusion that he should serve as a director.

Former Directors Not on the Slate for Nomination

Deborah L. Birx, M.D. served as a member of our Board of Directors from March 2021 until July 2023 when she left to become the Chief Executive Officer of Armata Pharmaceuticals, Inc. At the time of her departure from the Board of Directors, Dr. Birx served as chair of the Audit Committee, a member of the Integration Committee, and a member of the Nominating/Corporate Governance Committee.

George W. Bickerstaff, III served as a member of our Board of Directors from December 2017 until May 2023. At the time of his departure from the Board of Directors, Mr. Bickerstaff served as Chairperson of our Board of Directors, chair of the Audit Committee and as a member of the Compensation Committee.

Required Vote for Proposal 1

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each of the director nominees. You may vote “FOR” or “AGAINST” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. DiPaolo, Small and Haimovitz and Drs. Kostas, Schlesinger and Srivastava to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. Pursuant to our Amended and Restated Bylaws, a majority of votes cast means that the number of votes cast “FOR” a director’s election must exceed fifty percent (50%) of the number of votes cast with respect to that director’s election. For this purpose, votes cast shall exclude abstentions and broker non-votes. A broker non-vote with respect to the election of a director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

Pursuant to our Corporate Governance Guidelines, as amended, each of Messrs. DiPaolo, Small, and Haimovitz and Drs. Kostas, Schlesinger, and Srivastava have tendered an irrevocable, conditional resignation that will be effective only upon both (i) the failure of such director to receive the required vote at the Annual Meeting for reelection and (ii) our board of directors’ acceptance of such resignation. If any of the director nominees fail to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to accept such director’s resignation, and it will submit its recommendation for prompt consideration by our Board of Directors. The Nominating/Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. See “Election of Directors - Majority Voting Bylaw” below for more information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE COMPANY’S NOMINEES.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The Nasdaq Global Market (“Nasdaq”), a majority of the members of a Nasdaq-listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Management and counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that each of Messrs. Haimovitz and Small and Drs. Schlesinger and Srivastava are independent directors within the meaning of the applicable Nasdaq listing standards.

ELECTION OF DIRECTORS - MAJORITY VOTING BYLAW

Our Bylaws contain a majority voting standard in uncontested elections of directors. The majority voting standard provides that a director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. Under such a “majority voting standard,” the number of votes cast “For” the election of a nominee must exceed fifty percent (50%) of the number of votes cast with respect to that nominee’s election. Under a majority voting standard, abstentions and broker non-votes would not be counted as votes cast either “For” or “Against” a director’s election and will thus have no effect in determining whether the requisite vote had been obtained. However, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting held for the election of directors at which a quorum is present. A contested election means any election of directors for which the Secretary of the Company determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. In a contested election, stockholders shall not be permitted to vote against any nominee.

Pursuant to our Corporate Governance Guidelines, as amended, the Board of Directors shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which such person faces reelection and (ii) the Board of Directors’ acceptance of such resignation. In addition, the Board of Directors shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with our Corporate Governance Guidelines, as amended.

Under the Corporate Governance Guidelines, as amended, if an incumbent director fails to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to recommend that the Board of Directors accept such director’s irrevocable, conditional resignation, and the Nominating/Corporate Governance Committee shall submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors shall decide whether to accept such resignation and shall promptly disclose and explain its decision in a Current Report on Form 8-K (or successor form) filed with the SEC within ninety (90) days after the date the results of the relevant election are certified by the inspector of elections. An incumbent director whose resignation is under consideration shall abstain from participating in the Nominating/Corporate Governance Committee’s deliberations and recommendation regarding such resignation as well as the Board of Directors’ deliberations and its decision regarding such resignation. The Nominating/Corporate Governance Committee may consider any factors it deems relevant in deciding whether to recommend that the Board of Directors accept a director’s resignation. In deciding whether to accept a director’s resignation, the Board of Directors shall consider the recommendation of the Nominating/Corporate Governance Committee, the factors considered by the Nominating/Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. If the incumbent director’s resignation is not accepted by the Board of Directors, he or she shall continue to serve until his or her successor is elected and qualified, or until sooner displaced. If the Board of Directors accepts such an incumbent director’s resignation or if a nominee who failed to receive the required vote is not an incumbent director, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Company’s Bylaws.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Chairperson of the Board of Directors typically presides over these executive sessions. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and an Integration Committee. The following table provides membership for and meeting information for each of the Board of Directors’ committees during 2023:

Director	Audit	Compensation	Nominating/ Corporate Governance	Integration
Mark A. DiPaolo, Esq.				X
Jules Haimovitz	X	X	X	X
Odysseas D. Kostas, M.D.
Sarah J. Schlesinger, M.D.	X	X	X
Sapna Srivastava, Ph.D.		X
Deborah L. Birx, M.D.	X		X	X
George W. Bickerstaff, III	X	X
Total meetings in fiscal year 2023	6	5	6	3

The following table provides membership information for each of the Board of Directors’ committees as of the Record Date:

Director	Audit		Compensation		Nominating/ Corporate Governance
Mark A. DiPaolo, Esq.
Jules Haimovitz	X	*	X		X
Odysseas D. Kostas, M.D.
Sarah J. Schlesinger, M.D.	X		X		X	*
Sapna Srivastava, Ph.D.			X	*

*	Current Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Integration Committee meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee oversees our accounting practices, systems of internal controls, enterprise risk management and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves all audit and permissible non-audit services provided by our independent auditors; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; reviews our overall enterprise risk management framework, consults with management and the independent auditors regarding our policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by us; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with our policies and procedures with respect to related-person transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. In addition, following the execution of our strategic transaction with Sarissa Capital Management LP (“Sarissa Capital”) in December 2020, the Audit Committee assumed the responsibility to manage, on behalf of the Board of Directors, the relationship with Sarissa Capital. This includes the responsibility to make all decisions, and take all actions, under our agreements with Sarissa Capital. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Audit Committee are Jules Haimovitz (Chairperson) and Sarah Schlesinger. The Audit Committee met 6 times during 2023. Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Audit Committee following the expiration of the current Audit Committee members’ terms. Derek Small who joined the Board of Directors in April 2024 is expected to be appointed to the Audit Committee.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current and prospective members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that Jules Haimovitz is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board of Directors made a qualitative assessment of Mr. Haimovitz’s level of knowledge and experience based on a number of factors, including his educational and professional backgrounds and experiences.

Compensation Committee

The Compensation Committee reviews and approves our overall compensation strategy and policies. Specifically, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants stock options and other equity awards; administers our equity incentive plans and similar programs; monitors application of stock ownership guidelines; and administers, concurrently with the Board of Directors, the executive officer recoupment policy. A more detailed description of the Compensation Committee’s functions can be found in the Compensation Committee’s charter, which is published in the corporate governance section of our website at www.inva.com. The current members of the Compensation Committee are Sapna Srivastava, Ph.D. (Chairperson), Jules Haimovitz and Sarah J. Schlesinger, M.D. All current members of the Compensation Committee are independent (as independence is defined for board members in the Nasdaq listing standards and as independence is defined for compensation committee members in the Nasdaq listing standards). Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Compensation Committee following the expiration of the current Compensation Committee members’ terms.

The Compensation Committee met 5 times during 2023. Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he may make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees and may participate in the Compensation Committee deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), evaluating and making recommendations to the Board of Directors concerning stockholder nominees for election as directors, reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors and advising the Board of Directors on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Nominating/Corporate Governance Committee are Sarah J. Schlesinger, M.D. (Chairperson) and Jules Haimovitz. Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Nominating/Corporate Governance Committee following the expiration of the current Nominating/Corporate Governance Committee members’ terms. All current members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met 6 times during 2023.

Our Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating/Corporate Governance Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating/Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, we are compliant with Nasdaq Rule 5605(f), which governs board diversity, and our Nominating/Corporate Governance Committee considers diversity as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating/Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company and must include information regarding the candidate and the stockholder making the recommendation as required by the Stockholder - Director Communications Policy. Our Stockholder - Director Communications Policy can be found in the corporate governance section of our website at www.inva.com.

Integration Committee

The Integration Committee disbanded in July 2023 after it was determined by the Board of Directors that it had fulfilled its mandate as the integration of Entasis Therapeutics Holdings Inc. and La Jolla Pharmaceutical Company was substantially complete. The Integration Committee was responsible for overseeing all aspects of the Company’s integration efforts following the acquisitions of Entasis Therapeutics Holdings Inc. and La Jolla Pharmaceutical Company, including the corporate structure, hiring needs, manufacturing and commercial considerations, and regulatory matters. The Integration Committee reported to the Board of Directors regularly. While the Integration Committee was able to make recommendations to the Board of Directors (or a standing committee of the Board of Directors, to the extent applicable), the Integration Committee did not have authority to make decisions on behalf of the Board of Directors or bind the Company. During 2023, the members of the Integration Committee were Mark DiPaolo, Esq. (Chairperson), Deborah L. Birx, M.D. and Jules Haimovitz. The Integration Committee met 3 times during 2023.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of George W. Bickerstaff, III, Jules Haimovitz, Sarah J. Schlesinger, M.D, and Sapna Srivastava, Ph.D. served on the Compensation Committee during 2023. None of the members of the Compensation Committee in 2023 were, at any time during that fiscal year (or at any other time), an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

BOARD LEADERSHIP STRUCTURE

Mr. Mark DiPaolo has served as Chairperson of the Board of Directors since May 2023. Mr. George W. Bickerstaff, III, served as Chairperson of the Board of Directors from December 2020 until May 2023. The Board Chairperson serves as chairperson for meetings of the Board of Directors and coordinates the activities of the Board of Directors, including coordinating an appropriate schedule of Board of Directors and committee meetings, developing agendas for meetings of the Board of Directors, coordinating on the quality, quantity and timeliness of information submitted by management to directors, discussing the results of the Chief Executive Officer’s performance evaluation with the Chairperson of the Compensation Committee and coordinating with the Corporate Secretary responses to questions and/or concerns from stockholders, employees or other interested parties.

Our Board of Directors has determined to separate the roles of Chairperson and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while further enabling the Chairperson of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson of the Board of Directors, particularly as our business initiatives have expanded and the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having a non-employee director serve as Chairperson of the Board of Directors is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

LEAD INDEPENDENT DIRECTOR

Whenever the chairperson is not an independent director, the Board of Directors may determine to designate a lead independent director. Dr. Sarah Schlesinger has served as lead independent director since May 2023. The lead independent director’s responsibilities include presiding at all meetings of the Board of Director at which the chairperson of the Board of Director is not present, including executive sessions of non-employee directors and independent directors, consulting with the chairperson of the Board of Director regarding agendas for all meetings of the Board of Director as well as contributing to and approving them, monitoring and coordinating with management on corporate governance issues and developments, serving as a liaison between the chairperson of the Board and the independent directors, and if requested by major shareholders, being available for consultation and direct communication. In addition, the Lead Independent Director also has the authority to call meetings of the independent directors.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 6 times during 2023. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with the Board of Directors or a particular director should send correspondence to Innoviva, Inc. at 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, Attention: Corporate Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company’s books and, if the Common Stock is held by a brokerage firm or other intermediary, the name and address of the beneficial owner of the Common Stock and (ii) the number of shares of the Company’s Common Stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our stockholder-director communications policy, the Corporate Secretary has been instructed, in his/her discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Corporate Secretary will forward such communication, depending on the subject matter, to the chairperson of a committee of the Board of Directors or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

The Company has adopted the Innoviva, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on January 24, 2023, is available on the corporate governance section of our website at www.inva.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code of Business Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver as required by applicable law.

DIRECTOR COMPENSATION

Our non-employee directors receive both cash and equity compensation for services provided as a director. Equity compensation is structured as periodic grants under a program implemented under our 2012 Equity Incentive Plan (“2012 Incentive Plan”), which are non-discretionary.

During 2023, the Compensation Committee retained Compensia, a compensation consulting firm, as its independent compensation consultant to provide analyses and recommendations with respect to our director compensation programs. The Compensation Committee considered Compensia’s recommendations in setting 2023 director compensation and discussed the final director compensation arrangements with Compensia to ensure that the package was in-line with market norms and consistent with our overall compensation philosophy. For additional information regarding the Compensation Committee’s engagement of Compensia, please see the section titled “Compensation Discussion and Analysis” beginning on page 28.

Cash Compensation. Each member of our Board of Directors who is not an employee was paid the following retainers for Board of Directors and committee service in 2023:

•	$50,000 annual retainer for service as a member of our Board of Directors;

•	an additional $50,000 annual retainer for service as the chairperson of our Board of Directors;

•	$10,000 annual retainer for service as a member of our Audit Committee;

•	an additional $35,000 annual retainer for service as the chairperson of our Audit Committee;

•	$10,000 annual retainer for service as a member of our Compensation Committee;

•	an additional $25,000 annual retainer for service as the chairperson of our Compensation Committee;

•	$5,000 annual retainer for service as a member of our Nominating/Corporate Governance Committee;

•	an additional $15,000 annual retainer for service as the chairperson of our Nominating/Corporate Governance Committee; and

•

a quarterly retainer of up to $10,000 (per board) for service as a member of the board and committee(s) of one or more of the Company’s direct or indirect affiliates or portfolio companies (the “Portfolio Retainer”). The actual amount of the Portfolio Retainer for each board will be based on whether and to what extent the director is undercompensated for such service.

The members of our Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors’ meetings and other Company business matters in accordance with Company policy.

Equity Compensation. Our non-employee directors receive the following initial equity awards upon joining our Board of Directors and annual equity awards in connection with each annual meeting of stockholders:

•

Annual Equity Awards - Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who continues to serve as a member of the Board of Directors is automatically granted (i) a restricted stock unit (“RSU”) award covering a number of shares of our Common Stock equal to $225,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share and (ii) an option to purchase 10,000 shares of our Common Stock with a per-share exercise price equal to the closing price of a share of our Common Stock on the date of grant. Each annual RSU and option award vests on the sooner of the next annual stockholder meeting or the one year anniversary of the date of grant, subject to the director’s continuous service through such date.

•

Initial Equity Awards - On the date of joining our Board of Directors, each new non-employee director is automatically granted a one-time initial RSU award covering a number of shares of our Common Stock equal to $125,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. This initial RSU award vests in two equal annual installments over the director’s first two years of service. In addition, the new non-employee director also receives the annual equity award described above (if joining on the date of our annual meeting of stockholders) or a pro-rated annual equity award (if joining on any other date) that vests on the sooner of the next annual stockholder meeting or the one-year anniversary of the date of grant. The size of each pro-rated annual equity award is based on the number of whole months remaining until the anniversary of the prior year’s stockholders’ meeting.

All RSU and nonstatutory stock option awards granted to our non-employee directors pursuant to the grant program will vest in full if the Company is subject to a change in control, or the director dies or becomes disabled while in service, and the RSU awards will be settled in shares of our Common Stock on the vesting date. Additionally, all RSU awards granted to our non-employee directors pursuant to the grant program carry dividend equivalent rights to be credited with an amount equal to all cash dividends paid on the underlying shares of our Common Stock while unvested, which are paid in cash upon vesting.

2023 Director Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Odysseas D. Kostas, M.D.(4)	50,000	224,992	56,188	331,180
Mark A. DiPaolo(4)	115,411	224,992	56,188	396,591
Jules Haimovitz	164,835	224,992	56,188	446,015
Sarah J. Schlesinger	86,071	224,992	56,188	367,251
Sapna Srivastava, Ph.D.(5)	71,250	406,225	69,635	547,110
George W. Bickerstaff, III(6)	60,893	—	—	60,893
Deborah L. Birx, M.D.(7)	100,054	224,992	56,188	381,234

(1)	Includes the annual retainers earned or paid to each director.
(2)

The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director during 2023 computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 29, 2024 for a discussion of all assumptions made by the Company in determining the grant date fair value of our equity awards.

(3)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the director during 2023 computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 29, 2024 for a discussion of all assumptions made by the Company in determining the grant date fair value of our equity awards.

(4)	Cash compensation paid to Sarissa Capital.
(5)	Dr. Srivastava joined the board as of January 1, 2023.
(6)	Mr. Bickerstaff ceased serving on the board as of May 22, 2023.
(7)	Dr. Birx ceased serving on the board as of July 11, 2023.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines for non-employee directors. Pursuant to these guidelines, beginning after five years of service, non-employee directors are expected to hold shares of our Common Stock (including RSUs, whether or not vested) with a value equal to at least three times their annual base cash retainer. The guidelines were effective as of January of 2018 to increase the number of shares our non-employee directors are expected to hold to a value equal to at least ten times their annual cash retainer. Our non-employee directors have five years from the date of the amendment to comply with the increased guideline. Messrs. DiPaolo and Haimovitz and Drs. Schlesinger and Kostas are in compliance with the guideline. As Dr. Srivastava and Mr. Small have not served on the Board of Directors for five years, they are not required to meet the share ownership thresholds under the guideline.

We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

BOARD DIVERSITY MATRIX

The following presents our Board of Directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. During fiscal year 2023, we were compliant with Nasdaq Rule 5605(f), which governs board diversity. As we pursue future Board of Directors recruitment efforts, our Nominating/Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board of Directors.

Board Diversity Matrix as of April 18, 2024
Total Number of Directors	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	2	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian (other than South Asian)	1	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2
Directors who are Military Veterans	—

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This is commonly referred to as a “Say-On-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As described further in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, beginning on page 25, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation program are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders.

2023 marked a successful and transformational year for Innoviva. We experienced continued strong cash flow from our core royalty portfolio, which we have prudently invested, maintaining a laser focus on driving long-term shareholder value. The previous year showcased the success of our approach with the establishment and significant progress of our therapeutics platform. This platform, centered on critical care and infectious disease, achieved tremendous success in its inaugural year. We witnessed the approval and launch of XACDURO®, the first pathogen targeted antibacterial approved by the FDA for life threatening Acinetobacter infections caused by susceptible isolates. Additionally, we reported positive Phase III data for zoliflodacin, potentially the first novel oral treatment for gonorrhea. Furthermore, our targeted and efficient commercial platform contributed to meaningful growth in our core marketed products GIAPREZA® and XERAVA®. Alongside these accomplishments, we successfully integrated Entasis and La Jolla assets, enhancing our capabilities and commercial infrastructure significantly.

Our strong financial performance for the year reflects a new royalty base, following value-accretive 2022 TRELEGY® ELLIPTA® royalties monetization, a full year of integrated operations for our therapeutics platform, and significant value creation in our strategic healthcare assets. We continued to exercise financial discipline, ending the year with over $275 million in cash and account receivables, while also returning capital through share repurchases totaling over $75 million and reducing outstanding debt of nearly $100 million throughout 2023.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as disclosed in the 2023 Director Compensation Table and the accompanying tables and narrative, including “Compensation Discussion and Analysis.”

This Say-On-Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit and Non-Audit Fees

The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2023 by Deloitte & Touche LLP and December 31, 2022 by Deloitte & Touche LLP and Grant Thornton LLP.

	Fiscal Year Ended December 31,
	2023	2022
	(in thousands)
Audit Fees(1)	$2,674	$2,892
Audit-Related Fees(2)	—	75
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,674	$2,967

(1)

For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2023 and 2022 and the audit of internal control over financial reporting as of December 31, 2023 and 2022. For the years ended December 31, 2023 and 2022, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, fees for services associated with our registration statements, and accounting consultations. Audit fees include $190,000 paid to Grant Thornton LLP in fiscal year 2023 for audit consents associated with our annual financial statements for the year ended December 31, 2023 and $305,000 paid to Grant Thornton LLP in fiscal year 2022 for comfort letters associated with the financing of our convertible senior notes due 2028 and audit consent associated with our annual financial statements for the year ended December 31, 2022.

(2)	Audit-related fee include the amount charged by Grant Thornton for providing its workpapers access to Deloitte & Touche LLP.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before our independent registered public accounting firm is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte and Touche LLP during 2023 and 2022 was compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE2

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “10-K”).

The Audit Committee has also reviewed and discussed with Deloitte and Touche LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Deloitte and Touche LLP those matters required to be discussed by the auditors with the Audit Committee under Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 1301, Communications with Audit Committees. Additionally, Deloitte and Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and discussed with Deloitte and Touche LLP the independent auditors’ independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the SEC.

Submitted by the following members of the Audit Committee:

Jules Haimovitz, Chairperson
Sarah Schlesinger, M.D.

[2]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of March 8, 2024:

Name	Age	Positions Held
Pavel Raifeld	41	Chief Executive Officer
Stephen Basso	58	Chief Financial Officer
Marianne Zhen	55	Chief Accounting Officer

Pavel Raifeld, CFA, was appointed Chief Executive Officer in May 2020. Prior to his appointment, Mr. Raifeld served on the investment team at Sarissa Capital Management LP. Earlier, he was a senior member of the healthcare investment banking team at Credit Suisse Securities (USA) LLC. Previously, Mr. Raifeld worked as a consultant, primarily specializing in advising biopharmaceutical companies, at McKinsey & Company, Inc. and The Boston Consulting Group Ltd. Mr. Raifeld earned an AB degree from Harvard University and an MBA degree from Columbia University.

Stephen Basso was appointed Chief Financial Officer of the Company in August 2023. Prior to joining Innoviva, Mr. Basso served as the Chief Financial Officer and Chief Operating Officer at Cybrexa Therapeutics and has held a variety of financial leadership positions at Inozyme Pharma, Alexion Pharmaceuticals and Pfizer. He received a BS degree in business from Providence College and an MBA from Boston College.

Marianne Zhen, CPA, was appointed Chief Accounting Officer in July 2018 and also serves as Secretary. Ms. Zhen joined Innoviva in October 2014 as Corporate Controller. Prior to joining Innoviva, Ms. Zhen served as the Corporate Controller at Steelwedge Software Inc. from 2012 to 2014, Intelmate from 2011 to 2012 and Model N, Inc. from 2007 to 2011. Previously, Ms. Zhen served as a member of board of directors of the California Society of Certified Public Accountants (“CalCPA”) Peninsula/Silicon Valley Chapter. Ms. Zhen earned a BS degree in Business Administration with a concentration in Accounting from San Francisco State University. She is a member of the American Institute of Certified Public Accountants and a member of CalCPA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of April 18, 2024 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

This table lists applicable percentage ownership based on 62,518,460 shares of Common Stock outstanding as of April 18, 2024. Options to purchase shares of our Common Stock that are exercisable within 60 days of April 18, 2024 and RSUs that may be settled on or within 60 days of April 18, 2024 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	10,151,662	16.2%

Sarissa Capital Management LP(3) 660 Steamboat Road Greenwich, CT 06830	7,277,000	11.6%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	6,712,443	10.7%

Putnam Investments, LLC(5) 100 Federal Street Boston, Massachusetts 02110	6,270,413	10.0%

Dimensional Fund Advisors LP(6) 2000 Sierra Point Parkway, Suite 500 Brisbane, California 64005	4,516,999	7.2%

Renaissance Technologies LLC(7) 800 Third Avenue New York, NY 10022	4,144,447	6.6%

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
Directors and Officers
Mark A. DiPaolo, Esq., Director(8)	124,706	*
Jules Haimovitz, Director(9)	136,906	*
Odysseas D. Kostas, M.D., Director(10)	128,702	*
Sarah J. Schlesinger, M.D., Director(11)	124,706	*
Sapna Srivastava, Ph.D., Director(12)	37,957
Derek Small, Director(13)	0	*
Pavel Raifeld, Chief Executive Officer(14)	411,666	*
Stephen Basso, Chief Financial Officer	0
Marianne Zhen, Chief Accounting Officer(15)	45,704	*
Matthew Ronsheim, President(16)	29,785	*
All current executive officers and directors as a group (10 persons)(17)	1,040,132	1.7%

*	Less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010.
(2)

As reported on Schedule 13G/A filed with the SEC on January 22, 2024. The report states that BlackRock, Inc. is a parent holding company that has beneficial ownership of the shares reported through its subsidiaries. BlackRock, Inc. has sole voting power over 10,151,662 shares and sole dispositive power over 10,349,116 shares.

(3)	As reported on Form 13F filed with the SEC on February 14, 2023. The report states that Sarissa Capital Management LP and Alexander J. Denner, Ph.D. have sole voting authority over 7,277,000 shares.
(4)

As reported on Schedule 13G/A filed with the SEC on February 13, 2024. The report states that The Vanguard Group has shared voting power over 50,699 shares, sole dispositive power over 6,598,213 shares and shared dispositive power over 114,230 shares. The report states that the aggregate amount beneficially owned by The Vanguard Group is 6,712,443 shares.

(5)	As reported on Schedule 13G/A filed with the SEC on February 14, 2024. The report states that Putnam Investments, LLC has sole voting and dispositive power over 6,270,413 shares.
(6)

As reported on Schedule 13G filed with the SEC on February 9, 2024. The report states that Dimensional Fund Advisors LP has sole voting power over 4,436,104 shares and sole dispositive power over 4,516,999 shares.

(7)	As reported on Schedule 13G/A filed with the SEC on February 13, 2024. The report states that Renaissance Technologies LLC has sole voting and dispositive power over 4,144,447 shares.
(8)	Includes 16,495 shares subject to RSUs that will settle and 20,000 options that will be exercisable within 60 days of April 18, 2024.
(9)	Includes 16,495 shares subject to RSUs that will settle and 20,000 options that will be exercisable within 60 days of April 18, 2024.
(10)	Includes 16,495 shares subject to RSUs that will settle and 20,000 options that will be exercisable within 60 days of April 18, 2024.
(11)	Includes 16,495 shares subject to RSUs that will settle and 20,000 options that will be exercisable within 60 days of April 18, 2024.
(12)	Includes 16,495 shares subject to RSUs that will settle and 12,500 options that will be exercisable within 60 days of April 18, 2024.
(13)	No options exercisable within 60 days of April 18, 2024.
(14)	Includes 400,000 options exercisable within 60 days of April 18, 2024.
(15)	Includes 5,921 restricted shares and 897 shares subject to RSUs that will settle and 18,751 options exercisable within 60 days of April 18, 2024.

(16)	Includes 913 shares subject to RSUs that will settle and 11,376 options exercisable within 60 days of April 18, 2024.
(17)	Includes an aggregate of 5,921 restricted shares and 84,285 shares subject to RSUs that will settle and 522,627 options that will be exercisable within 60 days of April 18, 2024.

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Delinquent Section 16(a) Reports

During the fiscal year ended December 31, 2023, Marianne Zhen, our Chief Accounting Officer, was late in the filing of one Form 4 for one transaction. Otherwise, we believe that during the fiscal year ended December 21, 2023, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were required.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of how our named executive officers were compensated in 2023, as well as how this compensation furthers our established compensation philosophy and objectives.

For 2023, our “named executive officers” consisted of the following individuals:

•	Pavel Raifeld, our Chief Executive Officer;

•	Stephen Basso, our Chief Financial Officer;(1)

•	Marianne Zhen, our Chief Accounting Officer;(2)

•	Margaret Koziel, M.D., our former Chief Medical Officer; and(3)

•	Larry Edwards, former President and Chief Executive Officer of La Jolla Pharmaceutical Company.(4)

(1)	Mr. Basso joined the company on August 21, 2023.
(2)	In her role as the Chief Accounting Officer, Ms. Zhen was our Principal Financial Officer for reporting purposes until Mr. Basso commenced employment on August 21, 2023.
(3)	Dr. Koziel commenced employment on July 31, 2023 and ended on December 15, 2023.
(4)	Mr. Edwards’s employment ended on March 31, 2023.

Compensation Philosophy and Objectives

The primary goals of our executive compensation programs are to (i) fairly compensate and reward executives for performance, (ii) attract and retain highly qualified executives, and (iii) align executives’ long-term interests with those of our stockholders.

Compensation Committee

Our Compensation Committee is currently comprised of three independent members of our Board of Directors. The Compensation Committee’s primary responsibilities are to review the performance of our named executive officers and to assure that our named executive officers as well as other non-executive employees are compensated effectively in a manner consistent with our compensation philosophy. Our Compensation Committee has the final discretion with respect to salary increases, annual bonuses and equity awards, but it solicits recommendations from Mr. Raifeld on the compensation of his direct reports and other employees generally. Mr. Raifeld is not involved in any decisions with respect to his compensation.

The Compensation Committee has established compensation programs for our named executive officers based on their actual responsibilities, relying on the expertise of its members.

The Compensation Committee retained Compensia as its independent compensation consultant to provide market intelligence on compensation trends, views and recommendations with respect to our director compensation programs. During 2023, Compensia performed director compensation advisory services on behalf of the Compensation Committee. The Compensation Committee did not target any specific benchmarks in determining Mr. Raifeld’s compensation and instead relied on the members’ knowledge of the market generally and understanding of the demands of the Chief Executive Officer position.

Compensia did not perform any services for the Company in 2023, other than in connection with its engagement on director compensation matters. Further, no member of management or the Compensation Committee has any contractual or pecuniary arrangement with Compensia. The Compensation Committee assessed the independence of Compensia pursuant to the SEC rules and the Nasdaq listing standards and concluded that the engagement did not raise any conflicts of interest. In reaching this conclusion, the Compensation Committee considered all factors relevant to Compensia’s independence from management. We incurred fees in 2023 in respect of Compensia’s engagements totaling $12,937.

2023 Vote on Executive Compensation

At our 2023 annual meeting of stockholders, approximately 95% of our stockholders who cast a vote (disregarding those who abstained and broker non-votes) voted “For” a non-binding advisory resolution approving the compensation of our named executive officers (the “2023 Say-on-Pay Resolutions”), as disclosed in the proxy statement for that meeting. Based on a review of the overwhelming support of the 2023 Say-on-Pay Resolutions by our stockholders, our Compensation Committee determined that no major changes to our compensation policies or practices were required during 2023 on account of our stockholders vote on the 2023 Say-on-Pay Resolutions.

Principal Elements of Compensation

Base Salaries

Base salaries are set to reflect compensation commensurate with the individual’s current position. The salaries for our named executive officers were established based on the underlying scope of their respective responsibilities, other than Mr. Edwards compensation, described below. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations. Additionally, Mr. Raifeld’s base salary increased from $455,000 to $500,000, effective as of May 1, 2023 as was required pursuant to his offer letter. Further, the Compensation Committee approved a $65,000 annual increase in Ms. Zhen’s base salary effective as of January 1, 2023. In considering this increase, the Compensation Committee considered the increase in Ms. Zhen’s scope of responsibilities in connection with the growing complexity of the Company’s activities. Mr. Basso’s and Dr. Koziel’s base salaries were negotiated in connection with their appointment and included in their offer letters. The annual base salary of each of our named executive officers is set forth in the table below.

Named Executive Officer	Annual Base Salary (as of December 31, 2023)(1)
Pavel Raifeld	$500,000
Stephen Basso	$450,000
Marianne Zhen	$400,000
Margaret Koziel, M.D.	$450,000
Larry Edwards	$583,000

(1)	Dr. Koziel’s base salary is as of the date her employment with the Company terminated, which occurred on December 15, 2023.

Annual Cash Incentive Compensation

During 2023, Mr. Raifeld’s target bonus percentage increased as of May 1, 2023 by 10% as was required by his offer letter. The target bonuses for Mr. Basso and Dr. Koziel were included in their negotiated offer letters. Dr. Koziel was not eligible to receive an annual discretionary bonus given that her employment was ended prior to payment of annual bonuses, but was otherwise entitled to retain the retention and sign on bonuses provided for in her offer letter (as further described in the section titled Potential Payments Upon Termination or Change in Control). Mr. Edwards’ target bonus in respect of 2023 was in accordance with his existing compensation arrangement. The target bonuses for each of our named executive officers is set forth in the table below.

Named Executive Officer	2023 Target Bonus (as a % of Annual Base Salary)
Pavel Raifeld	80%
Stephen Basso	40%
Marianne Zhen	55%
Margaret Koziel, M.D.	40%
Larry Edwards	60%

Mr. Raifeld and Mr. Basso’s bonuses were paid based on the Company’s achievements, reaching 97% of their 100% target. Ms. Zhen’s bonus was structured differently, with a target of 75% based on the Company attainment and 25% on individual performance. Ms. Zhen’s bonus was paid out based on the Company reaching 97% of the 75% target and her individual performance surpassing the 25% target by 110%. Dr. Koziel and Mr. Edwards separated from the Company during 2023 and did not receive any bonus in respect of 2023.

Equity Incentive Compensation

From time to time, we have granted stock options, restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) to our named executive officers. We do not use a targeted cash/equity split to set officer compensation. The Company’s practice is to grant equity awards to its named executive officers, other than the Chief Executive Officer, each year in order to closely align the executives’ pay with the Company’s stock value and overall performance.

Mr. Basso was granted nonstatutory stock options to purchase 150,000 shares of the Company’s Common Stock on August 31, 2023, as promised in his offer letter. The options granted to Mr. Basso are scheduled to vest over a period of four years (with the first 25% vesting on November 20, 2024 and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), provided Mr. Basso remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Mr. Basso experiences a termination of employment by the Company without “cause” or by Mr. Basso for “good reason” (each as defined in Mr. Basso’s offer letter) within 12 months following a change in control, subject to an effective release of claims.

Ms. Zhen was granted 14,344 RSUs and nonstatutory stock options to purchase 20,000 shares of the Company’s Common Stock on April 13, 2023. The RSUs and nonstatutory stock options are subject to standard time-based vesting, consistent with the annual 2023 awards granted to non-executive employees. For Ms. Zhen, the RSUs and stock options are scheduled to vest over a period of four years (with the first 25% vesting on February 20, 2024, respectively, and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), subject to her continued service through each vesting date.

Dr. Koziel was also granted nonstatutory stock options to purchase 60,000 shares of the Company’s Common Stock on July 31, 2023, as promised in her offer letter. The options granted to Dr. Koziel were scheduled to vest over a period of four years (with the first 25% vesting on August 20, 2024 and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), provided Dr. Koziel remained in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Dr. Koziel experienced a termination of employment by the Company without “cause” or by Dr. Koziel for “good reason” (each as defined in Dr. Koziel’s offer letter) within 12 months following a change in control, subject to an effective release of claims. However, pursuant to her separation agreement, all such options were unvested on her termination date and forfeited for no consideration.

Perquisites

During 2023, we did not provide any perquisites to executive officers that were not provided to all employees.

Offer Letters

The Company has entered into offer letters with each of its NEOs, each of which provides the executive with severance protection following a “good leaver” termination. The Compensation Committee determined this to be in the best interest of the Company and necessary to attract top talent. In 2023, the Company entered into offer letters with each of Mr. Basso and Dr. Koziel in connection with the commencement of their employment. Each of the offer letters are described in more detail below. Dr. Koziel’s offer letter provides for the payment of a retention bonus, which the Compensation Committee determined appropriate to make her whole for compensation forfeited from her prior employer and the Compensation Committee, in consultation with Mr. Raifeld, believed that offering the retention bonus was necessary to entice Dr. Koziel to leave her prior employer to join the Company. Furthermore, signing bonuses were provided to both Mr. Basso and Dr. Koziel and were intended to both entice them to join the Company and provided retention to the Company, since the executive would be required to repay the retention bonus upon certain terminations of employment within a year following their commencement date.

Corporate Governance Policies

We have the following corporate governance policies that complement our executive compensation program:

Our Stock Ownership Guidelines that were amended in January 2018 require each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically six times salary for the Chief Executive Officer and two times salary for the other executive officers. Officers are required to be in compliance with these guidelines by the five-year anniversary of their commencement of service as an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer is in compliance, he or she will be expected to hold 50% of the after-tax shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards, or an open-market purchase. Mr. Raifeld’s and Mr. Basso’s service as an executive officer of the Company commenced on May 20, 2020 and August 21, 2023, respectively, and therefore they are not yet required to meet the share ownership thresholds under the guideline. Ms. Zhen, whose service commenced on July 27 2018, has a minor deficiency with these guidelines.

Clawback Policy

On October 30, 2023, the Company adopted a policy for the recovery of erroneously awarded compensation (a “clawback policy”) that complies with recently enacted SEC rules and Nasdaq listing standards. The policies requires the Company to recoup incentive-based compensation from our named executive officers in the event that the Company issues a restatement of its financial statements, to the extent such incentive-based compensation receive by the individual exceeds the amount the individual would have received based on the restated financial statements.

COMPENSATION COMMITTEE REPORT7

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Sapna Srivastava, Ph.D., Chairperson
Jules Haimovitz
Sarah J. Schlesinger, M.D.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for fiscal years 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Pavel Raifeld	2023	485,000	361,648	—	—	22,000	868,648
Chief Executive Officer	2022	440,000	294,333	—	1,044,300	20,333	1,798,966
	2021	391,458	234,952	—	580,330	64,938	1,271,138

Stephen Basso	2023	164,063	163,363	—	845,625	9,000	1,182,051
Chief Financial Officer

Marianne Zhen	2023	400,000	220,550	174,997	104,162	24,500	924,209
Chief Accounting Officer	2022	329,167	178,542	124,988	115,934	22,500	771,131
	2021	296,156	144,520	125,000	27,086	21,500	614,262

Margaret Koziel, M.D.	2023	187,500	300,000	—	356,430	123,750	967,680
Chief Medical Officer

Larry Edwards	2023	145,750	—	—	—	1,280,432	1,426,182
President	2022	209,576	349,800	—	—	—	559,376

(1)

Includes amounts deferred by the officer pursuant to our 401(k) plan. Mr. Raifeld’s annual base salary rate is $500,000, which was increased from $440,000 as of May 1, 2023. Ms. Zhen’s annual base salary rate is $400,000, which was increased from $335,000 as of January 1, 2023.

(2)

Includes discretionary annual bonus amounts paid to the officers. For Dr. Koziel, this also includes a $280,000 retention bonus and $20,000 signing bonus. For Mr. Basso, this also includes a $100,000 signing bonus.

(3)

The amounts reported in the “Stock Awards” column represent the RSAs and RSUs granted to Ms. Zhen and the amounts reported in the “Option Awards” column represent the stock options granted to Mr. Raifeld, Mr. Basso, Ms. Zhen, and Dr. Koziel. In each case, the aggregate grant date fair value of options or stock awards granted to the officers in the applicable fiscal year was computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 29, 2024, as amended on March 5, 2024 and March 22, 2024, for a

[7]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards in 2023.
(4)

The amounts for Mr. Raifeld, Mr. Basso, Ms. Zhen, and Dr. Koziel in this column reflect a 401(k) matching contribution made by the Company, which was provided to our named executive officers on the same basis as it was provided to all other regular U.S. employees. The amount for Dr. Koziel in this column also includes payments made in connection with her separation agreement, including continued payment of her annual base salary for 3 months following her separation and COBRA premiums for the same period. Note that Dr. Koziel was also released of any obligation to repay her retention and sign-on bonuses, but that no additional amounts appear in respect of the release in this column as such amounts are already reflected in the Bonus column. The amount for Mr. Edwards, who separated from the Company in 2023, in this column includes payments made in connection with his transition agreement, including continued payment of his annual base salary for 18 months following his termination, COBRA premiums for the same period and 100% of his target annual bonus.

2023 Grants of Plan-Based Awards

The following table sets forth each equity award granted to our named executive officers during fiscal year 2023. All equity awards to our named executive officers were made under our 2012 Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Pavel Raifeld	—	—	—		—	—
Stephen Basso	8/31/2023	—	150,000	(2)	12.75	845,625
Marianne Zhen	4/13/2023	—	20,000	(3)	12.20	104,162
	4/13/2023	14,344	—	(4)	—	174,997
Margaret Koziel, M.D.	7/31/2023	—	60,000	(5)	13.55	356,430
Larry Edwards	—	—	—		—	—

(1)

Mr. Basso was granted 150,000 options to purchase shares of the Company’s Common Stock in August 2023 under our 2012 Incentive Plan. The first 25% of the options vested on November 20, 2024, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Basso remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Mr. Basso experiences a termination of employment by the Company without “cause” or by Mr. Basso for “good reason” (each as defined in Mr. Basso’s offer letter) within 12 months following a change in control, subject to an effective release of claims.

(2)

Ms. Zhen was granted 20,000 options to purchase shares of the Company’s Common Stock in April 2023 under our 2012 Incentive Plan. The first 25% of the options vested on February 20, 2024, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard stock plan agreement for executive officers) within 24 months following a change in control.

(3)

Ms. Zhen was granted 14,344 RSUs in April 2023 with time-based vesting under our 2012 Incentive Plan. The first 25% of the RSUs vested on February 20, 2024, and the remaining 75% of the RSUs are scheduled to vest in equal quarterly installments over the next three years, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard restricted stock unit agreement for executive officers) within 24 months following a change in control.

(4)

Dr. Koziel was granted 60,000 options to purchase shares of the Company’s Common Stock in July 2023 under our 2012 Incentive Plan. The first 25% of the options would have vested on August 20, 2024, and the remaining 75% of the options would have vested in equal quarterly installments over three years thereafter, had Dr. Koziel remained in continuous service through each vesting date.

Narrative to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table

2012 Incentive Plan

The currently outstanding equity-based awards granted to our named executive officers are governed by our 2012 Incentive Plan. On May 16, 2012, our stockholders approved our 2012 Incentive Plan to promote the long-term success of the Company and the creation of stockholder value by encouraging employees, outside directors and consultants to focus on critical long-range objectives, attracting and retaining key employees, outside directors and consultants, and linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2012 Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance cash awards. Under the 2012 Incentive Plan, as of May 16, 2012, the Company was authorized to issue up to 6,500,000 shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the 2012 Incentive Plan is subject to increase by any shares of Common Stock subject to an award outstanding under any of our previous equity incentive plans on or after January 1, 2012 that become eligible for reuse pursuant to the share recycling provisions of the 2012 Incentive Plan, which may result in up to 12,667,411 additional shares being added to the 2012 Incentive Plan’s share reserve. As of December 31, 2023, the total number of shares of Common Stock reserved for issuance under the 2012 Incentive Plan was 2,924,185.

Pavel Raifeld

In connection with his hiring as our Chief Executive Officer, effective as of May 20, 2020, the Company and Mr. Raifeld entered into an offer letter. Mr. Raifeld’s offer letter provided for an initial base salary of $360,000 per year, which was increased to $410,000 per year effective as of May 14, 2021. The offer letter also provided for annual bonus eligibility with an annual target payout of 60% of his base salary.

Subsequently, Mr. Raifeld entered into a new offer letter on April 29, 2022. Pursuant to Mr. Raifeld’s offer letter, Mr. Raifeld will continue his employment with the Company in the role of Chief Executive Officer, effective as of May 1, 2022 for a term ending April 30, 2024 (the “Initial Term”). The offer letter provides for an initial base salary of $455,000 during the portion of the Initial Term beginning May 1, 2022 and ending April 30, 2023, and $500,000 during the portion of the Initial Term beginning May 1, 2023 and ending April 30, 2024. The offer letter also provides for Mr. Raifeld’s eligibility to receive an annual discretionary bonus with an annual target payout of up to 70% of his base salary during the portion of the Initial Term beginning May 1, 2022 and ending April 30, 2023 and up to 80% of his base salary during the portion of the Initial Term beginning May 1, 2023 and ending April 30, 2024, which the Board of Directors or the Compensation Committee may elect to apply on a pro-rated basis for any bonus year for which the bonus opportunity changes mid-year.

Under his new offer letter, Mr. Raifeld is also eligible to receive severance benefits in connection with certain qualifying terminations, as described under “—Potential Payments Upon Termination or Change in Control” below.

Stephen Basso

In connection with his appointment as our Chief Financial Officer, the Company and Mr. Basso entered into an offer letter on July 28, 2023. Mr. Basso’s agreement provides for the payment of an annual base salary of $450,000. The agreement also provided for annual bonus eligibility with an annual target payout of 40% of his base salary.

Under his offer letter, Mr. Basso is also eligible to receive severance benefits in connection with certain qualifying terminations, as described under “—Potential Payments Upon Termination or Change in Control” below.

Marianne Zhen

In connection with her appointment as our Chief Accounting Officer, the Company and Ms. Zhen entered into an offer letter on September 7, 2018. Ms. Zhen’s agreement provides for the payment of an annual base salary, which was first increased from $284,625 to $300,000, effective April 1, 2021, and subsequently increased from $300,000 to $335,000, effective March 1, 2022. The agreement also provided for annual bonus eligibility with an annual target payout of 50% of her base salary. Ms. Zhen’s annual target payout is 55% of her base salary, effective March 1, 2022, and her annual base salary subsequently increased from $335,000 to $400,000, effective January 1, 2023.

Under the terms of Ms. Zhen’s agreement, Ms. Zhen is also eligible to receive severance benefits in connection with certain qualifying terminations, as described under “—Potential Payments Upon Termination or Change in Control” below.

Margaret Koziel, M.D.

Until December 15, 2023, Dr. Koziel served as our Chief Medical Officer, pursuant to an offer letter between the Company and Dr. Koziel. Prior to her departure, Dr. Koziel’s annual base salary was $450,000 and her target discretionary annual bonus was 40% of her base salary.

In connection with the departure, the Company and Dr. Koziel entered into a separation agreement which provided that Dr. Koziel was released from any obligation to reimburse the Company for her $280,000 retention bonus and $20,000 cash sign-on bonus. For additional information regarding Dr. Koziel’s offer letter and separation agreement, please see the section titled “Potential Payments Upon Termination or Change in Control.”

Larry Edwards

Until March 31, 2023, Mr. Edwards served as President of La Jolla, pursuant to a letter agreement with La Jolla Pharmaceutical Company from July 2020. Prior to his departure, Mr. Edwards received a base salary equal to $583,000 and was eligible to receive a discretionary annual bonus with a target of 60% of his base salary.

In connection with his departure, Mr. Edwards entered into a transition agreement. For additional information regarding Mr. Edwards’ letter agreement and transition agreement, see the section titled “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding all equity awards held by each of our named executive officers as of December 31, 2023. All such awards were granted under our 2012 Incentive Plan.

		Option Awards				Stock Awards
Name(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Pavel Raifeld	(3)	218,750	31,250	14.10	5/19/2030	—	—
	(4)	62,500	37,500	13.17	5/20/2031	—	—
	(5)	56,250	93,750	16.31	5/1/2032	—	—
Stephen Basso	(6)	—	150,000	12.75	8/30/2033	—	—
Marianne Zhen	(7)	3,438	1,562	12.13	3/28/2031	—	—
	(8)	6,563	8,437	18.68	2/28/2032	—	—
	(9)	—	20,000	12.20	4/12/2033	—	—
	(10)	—	—	—	—	546	8,758
	(11)	—	—	—	—	3,220	51,649
	(12)	—	—	—	—	3,763	60,359
	(13)	—	—	—	—	14,344	230,078
Margaret Koziel, M.D.		—	—	—	—	—	—
Larry Edwards		—	—	—	—	—	—

(1)

Pursuant to Ms. Zhen’s offer letter and applicable award agreements, in the event that Ms. Zhen undergoes an involuntary termination within 3 months before or 24 months after a change in control of the Company, all unvested RSAs and stock options held by Ms. Zhen will be accelerated. For more information regarding the termination entitlements under Ms. Zhen’s offer letter, please see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 38.

(2)

Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock on December 31, 2023, which was $16.04. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(3)

Mr. Raifeld received stock options under our 2012 Incentive Plan on May 20, 2020. The first 25% of the options vest on May 20, 2021, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(4)

Mr. Raifeld received stock options under our 2012 Incentive Plan on May 21, 2021. The first 25% of the options vest on May 20, 2022, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(5)

Mr. Raifeld received stock options under our 2012 Incentive Plan on May 2, 2022. The first 25% of the options vested on May 20, 2023, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(6)

Mr. Basso received stock options under our 2012 Incentive Plan on August 31, 2023. The first 25% of the options vest on November 20, 2024, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Basso remains in continuous service through each vesting date. Pursuant to Mr. Basso’s option agreement, in the event that Mr. Basso undergoes an involuntary termination within 12 months after a change in control of the Company, all unvested options held by Mr. Basso will be accelerated.

(7)

Ms. Zhen received stock options under our 2012 Incentive Plan on March 29, 2021. The first 25% of the options vested on February 20, 2022, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard stock plan agreement for executive officers) within 24 months following a change in control.

(8)

Ms. Zhen received stock options under our 2012 Incentive Plan on March 1, 2022. The first 25% of the options vested on February 20, 2023, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard stock plan agreement for executive officers) within 24 months following a change in control.

(9)

Ms. Zhen received stock options under our 2012 Incentive Plan on April 13, 2023. The first 25% of the options vested on February 20, 2024, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard stock plan agreement for executive officers) within 24 months following a change in control.

(10)

Ms. Zhen received RSAs under our 2012 Incentive Plan on February 3, 2020. The first 25% of the RSAs vested on February 20, 2021, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard restricted stock award agreement for executive officers) within 24 months following a change in control.

(11)

Ms. Zhen received RSAs under our 2012 Incentive Plan on March 29, 2021. The first 25% of the RSAs vested on February 20, 2022, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard restricted stock award agreement for executive officers) within 24 months following a change in control.

(12)

Ms. Zhen received RSAs under our 2012 Incentive Plan on March 1, 2022. The first 25% of the RSAs vested on February 20, 2023, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard restricted stock award agreement for executive officers) within 24 months following a change in control.

(13)

Ms. Zhen received RSUs under our 2012 Incentive Plan on April 13, 2023. The first 25% of the RSUs vested on February 20, 2024, and the remaining 75% of the RSUs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date, with accelerated vesting (i) in the event of a change in control of the Company in which the options are not assumed or replaced, or (ii) in the event that Ms. Zhen experiences an involuntary termination of employment (as defined in the Company’s standard restricted stock unit agreement for executive officers) within 24 months following a change in control.

2023 Option Exercises and Stock Vested

The following table shows the number of shares of restricted stock held by Ms. Zhen that vested during the 2023 fiscal year. None of the other named executive officers held shares of restricted stock that vested during the 2023 fiscal year and none of our named executive officers acquired shares upon exercise of options during fiscal year 2023.

	Stock Awards
Name	Security	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marianne Zhen	INVA	8,199	107,414

(1)	Value realized is based on the fair market value of our Common Stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by Ms. Zhen.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is, or was, entitled to severance upon a qualifying termination pursuant to his or her offer letter, as applicable. For additional information regarding the agreements with our named executive officers, please see the section titled “—Narrative to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table” above.

Pavel Raifeld

Pursuant to Mr. Raifeld’s offer letter dated April 29, 2022, if the Company terminates Mr. Raifeld’s employment without “cause” (other than due to his death or disability), the Company will, subject to his execution and non-revocation of a general release of claims in favor of the Company, provide Mr. Raifeld (i) continued payment of his base salary in accordance with the Company’s regular payroll practices during the longer of (x) the six (6) month period immediately following the date of such termination or (y) the period beginning on the termination date and ending April 30, 2024, and (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, payable at the same time as bonuses are paid to active employees. In addition to the amounts payable under his offer letter, if Mr. Raifeld is subject to an involuntary termination within 24 months after a change in control of Innoviva, he is entitled to full vesting of all unvested stock options.

If Innoviva undergoes a change in control while Mr. Raifeld is still providing services to Innoviva and his stock options are not assumed or replaced with a new award as set forth in our 2012 Incentive Plan, Mr. Raifeld is entitled to full vesting of all unvested stock options.

Stephen Basso

Pursuant to Mr. Basso’s offer letter dated July 28, 2023, if the Company terminates Mr. Basso’s employment without “cause” (other than due to his death or disability), the Company will, subject to his execution and non-revocation of a general release of claims in favor of the Company, provide Mr. Basso

(i) continued payment of his base salary in accordance with the Company’s regular payroll practices for twelve (12) months following the date of such termination, (ii) payment of his monthly premium under COBRA until the earlier of twelve (12) months following the month of termination, expiration of the COBRA continuation coverage or the date when he obtains new employment offering comparable health insurance coverage, and (iii) in the event that such termination occurs within twelve (12) months after a change in control of Innoviva, all of his then-unvested stock shall become fully vested as of the effective date of the release.

Marianne Zhen

Pursuant to the offer letter entered into with Ms. Zhen in September 2018 in connection with her appointment as our Chief Accounting Officer, if she is subject to an “involuntary termination” (as such term is defined in the offer letter) within 3 months prior to or 24 months after a change in control of Innoviva, she is entitled to the following benefits, subject to her execution and non-revocation of a general release of claims in favor of the Company:

•	A lump sum payment equal to 100% of her annual base salary and target bonus.

•	A pro-rata target bonus (based on the number of full months of employment completed in the year of termination) for the year of termination.

•

Payment of her monthly premium under COBRA for the shorter of 12 months, the expiration of her continuation coverage under COBRA or the date when she obtains new employment offering comparable health insurance coverage.

•	Full vesting of all of her unvested restricted stock and stock option awards.

Alternatively, Ms. Zhen’s offer letter provides that, if Ms. Zhen’s employment is terminated by the Company other than for “misconduct” or by her with “good reason” (as such terms are defined in the offer letter) and the termination does not otherwise entitle her to the change in control severance benefits (i.e., the termination is not within 3 months prior to or 24 months after a change in control of Innoviva), she is entitled to the following benefits, subject to her execution and non-revocation of a general release of claims in favor of the Company:

•	A lump sum payment equal to 100% of her annual base salary.

•

She will remain eligible to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.

•

Payment of her monthly premium under COBRA for the shorter of 12 months, the expiration of her continuation coverage under COBRA and the date when she obtains new employment offering comparable health insurance coverage.

Margaret Koziel, M.D.

Dr. Koziel’s employment with the Company ended on December 15, 2023 and the Company and Dr. Koziel entered into a separation agreement in connection with her separation. Pursuant to the separation agreement, in exchange for a mutual release of claims, full discharge of all severance, separation or termination based liabilities and obligations of the Company arising under Dr. Koziel’s offer letter and continued compliance with certain restrictive covenants, the Company agreed to provide Dr. Koziel (i) continued payment of her base salary in accordance with the Company’s regular payroll practices for three (3) months following the date of her termination, (ii) payment of her monthly premium under COBRA until the earlier of three (3) months following the month of termination, expiration of the COBRA continuation coverage or the date when she obtains new employment offering comparable health insurance coverage, and (iii) release from any obligation to reimburse the Company for the $280,000 retention bonus and the $20,000 cash sign-on bonus previously paid to her, notwithstanding the provisions of her offer letter.

Larry Edwards

Mr. Edwards employment with the Company ended on March 31, 2023 and the Company and Mr. Edwards’ entered into a transition agreement in connection with his separation. Pursuant to the transition agreement, in exchange for a mutual release of claims, full discharge of all severance, separation or termination based liabilities and obligations of the Company arising under Mr. Edwards’ letter agreement and continued compliance with certain restrictive covenants, the Company agreed to provide Mr. Edwards (i) continued payment of his base salary in accordance with the Company’s regular payroll practices for eighteen (18) months following the date of his termination, (ii) a lump sum payment of $349,800, representing 100% of his then-current annual target bonus, and (iii) payment of his monthly premium under COBRA until the earlier of eighteen (18) months following the month of termination, expiration of the COBRA continuation coverage or the date when he obtains new employment offering comparable health insurance coverage.

The following table shows the amounts and benefits that were payable to Dr. Koziel in connection with her separation and that would have been payable to Mr. Raifeld, Mr. Basso and Ms. Zhen had a qualifying termination occurred on December 31, 2023 in various scenarios, including in connection with a change in control on the same date.

Name	Bonus for Year of Termination ($)		Cash Severance ($)		Vacation Payout ($)	Restricted Stock or Options that Vest ($)		Health and Welfare ($)		Total ($)
Pavel Raifeld
Termination Other than for Misconduct	372,833	(1)	166,667	(2)	84,133	—		—		623,633
Involuntary Termination in Connection with a Change in Control	372,833	(1)	166,667	(2)	84,133	168,250	(3)	—		791,883
Stephen Basso
Termination Other than for Misconduct	—		450,000	(4)	9,552	—		44,402	(6)	503,954
Involuntary Termination in Connection with a Change in Control	—		450,000	(4)	9,552	493,500	(5)	44,402	(6)	997,454
Marianne Zhen
Termination Other than for Misconduct	$220,000	(7)	$400,000	(8)	67,309	—		36,005	(9)	723,314
Involuntary Termination in Connection with a Change in Control	$220,000	(7)	$620,000	(10)	67,309	433,750	(11)	36,005	(9)	1,377,064
Margaret Koziel, M.D.
Termination on December 15, 2023	—		$12,500	(12)	—	—		—		$112,500

(1)

Reflects payment of Mr. Raifeld’s annual bonus at a target of 70% of Mr. Raifeld’s annual base salary for January 1, 2023 through April 30, 2023 ($455,000) and 80% of Mr. Raifeld’s annual base salary for May 1, 2023 through December 31, 2023 ($500,000). Mr. Raifeld’s offer letter provides that, if his employment is terminated by the Company without cause, he will remain eligible to receive a pro-rata target bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions.

(2)	Reflects payment of Mr. Raifeld’s annual base salary from a termination date of December 31, 2023 through April 30, 2024.
(3)

Reflects the value of full vesting of all unvested stock options held by Mr. Raifeld, which is equal to the value of the 162,500 unvested shares of Common Stock of the Company underlying Mr. Raifeld’s stock option awards as of December 31, 2023, based on the amount the exercise price per share exceeds the closing price of $16.04 per share on December 31, 2023.

(4)	Reflects 100% of Mr. Basso’s annual base salary.
(5)

Reflects the value of full vesting of all unvested stock options held by Mr. Basso, which is equal to the value of the 150,000 unvested shares of Common Stock of the Company underlying Mr. Basso’s stock option awards as of December 31, 2023, based on the amount the exercise price per share exceeds the closing price of $16.04 per share on December 31, 2023.

(6)	Reflects the cost of Mr. Basso’s COBRA premiums for 12 months.
(7)	Reflects payment of Ms. Zhen’s 2023 annual bonus at target.
(8)	Reflects 100% of Ms. Zhen’s annual base salary.
(9)	Reflects the cost of Ms. Zhen’s COBRA premiums for 12 months.
(10)	Reflects 100% of Ms. Zhen’s annual base salary ($400,000) and target bonus ($220,000).
(11)

Reflects the value of full vesting of all unvested restricted stock and stock option awards held by Ms. Zhen, which is equal to (i) the value of the 21,873 unvested shares of Common Stock of the Company underlying Ms. Zhen’s restricted stock awards as of December 31, 2023, based on the closing price of $16.04 per share on December 31, 2023, plus (ii) the value of the 29,999 unvested shares of Common Stock of the Company underlying Ms. Zhen’s stock option awards as of December 31, 2023, based on the amount the exercise price per share exceeds the closing price of $16.04 per share on December 31, 2022.

(12)

Reflects payment of Dr. Koziel’s base salary for three months. Note that Dr. Koziel was also released of any obligation to repay her retention and sign-on bonuses, but that no additional amounts were paid to her in respect of this release so no amounts appear in this table.

Pay Ratio Disclosure

As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Pavel Raifeld, our Chief Executive Officer, as of December 31, 2023:

For our fiscal year ended December 31, 2023:

•	The median of the annual total compensation of all employees (other than our Chief Executive Officer) was $249,837; and

•	The annual total compensation of Mr. Raifeld was $868,648 as reported in the Summary Compensation Table in this Proxy Statement.

Based on this information, the ratio of the annual total compensation of Mr. Raifeld on an annualized basis for 2023 to the median of the annual total compensation of our employees was approximately 3.5.

The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the annualized compensation of our employees as of December 31, 2023 for the period from January 1, 2023 through December 31, 2023. As of December 31, 2023, we had 111 employees, excluding our Chief Executive Officer. Of our 112 employees, we determined that the employee with the fifty-sixth highest annual compensation best reflected “median employee” pay for 2023. No cost-of-living or other adjustments were made. Once we identified our “median employee” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation
S-K,
this section discusses the relationship between executive compensation and the
Company’s financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for each of the fiscal years ended December 31, 2021, 2022 and 2023. Note that for our NEOs other than our current and prior principal executive officers (each, a “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (4) ($)	Basic EPS (5) ($)
					Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)
2023	868,648	1,063,033	1,125,031	1,161,345	129	94	179,722,000	2.75
2022	1,798,966	7,127	665,254	497,932	94	114	220,262,000	3.07
2021	1,271,138	1,246,717	614,262	561,101	122	126	368,837,000	3.24

(1)	Mr. Raifeld has served as our Chief Executive Officer since May 20, 2020, and the dollar amounts reported for our PEO for fiscal years 2021, 2022 and 2023 reflect amounts for Mr. Raifeld.
The dollar amounts reported for our
Non-PEO
NEOs for fiscal year 2021 reflect the amounts for Ms. Zhen, our only non-PEO
NEO for such fiscal years. The dollar amount reported for our non-PEO
NEOs for fiscal year 2022 is the average of the amounts for Ms. Zhen and Mr. Edwards. Mr. Edwards became an NEO on August 22, 2022 and the amount took into consideration only compensation paid by the registrant following such date. The dollar amounts reported for our
Non-PEO
NEOs for fiscal year 2023 reflect the amounts for Ms. Zhen and Mr. Basso.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our NEOs as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation reported for our NEOs in the “Total” column of the Summary Compensation Table to determine the amount of “compensation actually paid” for each year. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below.

	Year	Summary Compensation Table Total ($) (a)	Reported Value of Equity Awards (a) ($) (b)	Equity Award Adjustment (b) ($) (c)	Compensation Actually Paid ($) (a – b + c)
Pavel Raifeld	2023	868,648	—	194,385	1,063,033
	2022	1,798,966	1,044,300	(747,539)	7,127
	2021	1,271,138	580,330	555,909	1,246,717
Non-PEO NEOs	2023	4,500,122	1,481,214	1,626,471	4,645,379
	2022	1,330,507	240,922	(93,721)	995,864
	2021	614,262	152,086	98,925	561,101

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns, as applicable, in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustment for each applicable year include the addition (or subtraction, as applicable) of the amounts set forth in the table below in accordance with Item 402(v) of Regulation
S-K.
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustment ($)
Pavel Raifeld	2023	—	224,616	—	(30,231)	—	—	194,385
	2022	(340,558)	(435,147)	—	28,166	—	—	(747,539)
	2021	224,504	405,433	—	(74,028)	—	—	555,909
Non-PEO NEOs	2023	1,598,631	32,602	—	(4,761)	—	—	1,626,471
	2022	(89,766)	(44,131)	—	40,176	—	—	(93,721)
	2021	67,900	38,700	—	(7,675)	—	—	98,925

(3)
The dollar amounts disclosed in these columns assume $100 was invested for the cumulative period through the end of the list fiscal year, in either the Company or the NASDAQ Biotechnology Index (weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated), as applicable, and reinvestment of the pre-tax
value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

(4)
The dollar amounts reported in this column represent the amount of net income (loss) previously disclosed in our consolidated audited financial statements for the applicable year, as required by Regulation
S-X.

(5)
While the Company uses a number of financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that basic earnings per share (EPS) is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance.

Description of Certain Relationships of Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphs of the relationships between information presented in the Pay Versus Performance Table for each of 2023, 2022 and 2021, including: (a) comparisons between (i) compensation actually paid to the PEOs on an aggregate basis and the average compensation actually paid to our non-PEO
NEOs and (ii) each of our cumulative total shareholder return, net income (loss), and basic EPS, and (b) a comparison between our cumulative total shareholder return and the total shareholder return of the NASDAQ Biotechnology Index.

Compensation Actually Paid and Total Shareholder Return

Total Stockholder Return of the Company and Peer Group Total Stockholder Return

Compensation Actually Paid and Net Income (Loss
)

Compensation Actually Paid and Basic EPS

Performance Measures
The following list includes the financial performance measures used by the Company to link compensation actually paid to our NEOs to the performance of the Company for the fiscal year ended December 31, 2023. These measures are not ranked.

•	Basic EPS

•	Gross Revenue

•	Amount of Capital Allocation Activities
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,981,403	(1)	$14.09	(2)	5,572,375	(3)

(1)	Includes 1,499,312 shares issuable upon exercise of outstanding options and 482,091 shares issuable upon vesting of outstanding restricted stock units and restricted stock awards.
(2)	Does not take into account outstanding restricted stock units and restricted stock awards as these awards have no exercise price.
(3)	Includes 2,500,000 of Common Stock available for issuance under our 2023 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2023, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Strategic Partnership with Sarissa Capital

On December 11, 2020, we entered into a strategic partnership with Sarissa Capital designed to accelerate the execution of our strategy and enhance returns on capital. The partnership comprises (i) a strategic advisory agreement, pursuant to which and subject to the terms set forth therein Sarissa Capital will assist us in the development of our acquisition strategy and (ii) an investment by Innoviva into an investment fund managed by Sarissa Capital (the “ISP Fund”) to enhance returns on our capital. The partnership is part of our continued focus on increasing shareholder value by diversifying our primary royalty management business that includes respiratory assets partnered with Glaxo Group Limited and optimizing our capital allocation, both through actively pursuing opportunistic acquisitions of promising companies and assets in the healthcare industry and enhancing the returns on our capital. We believe that Sarissa Capital’s strategic position in the healthcare ecosystem, differentiated investment approach and strategic acumen are highly synergistic with our capital deployment strategy and position us well for value creation.

The Partnership Agreement includes co-investment rights pursuant to which our wholly owned subsidiary Innoviva Strategic Partners (“Strategic Partners”) is entitled to invest ratably in investment opportunities presented to ISP Fund LP (the “Partnership”) (of which it is a limited partner) and other funds and accounts managed by Sarissa Capital, and capacity rights pursuant to which Strategic Partners is entitled to make additional investments into the Partnership on the same preferential terms. The partnership agreement also includes a customary “most favored nations” provision, pursuant to which and subject to certain limitations and conditions, Strategic Partners is entitled to receive the benefit of any more favorable terms or conditions (and any related negative terms or obligations) provided to investors in any other fund or account managed by Sarissa Capital or its affiliates pursuing substantially the same investment strategy.

The execution of the above described transaction was approved by a special committee of independent directors of the Board of Directors represented by independent legal, financial and other advisors. Two of our directors are partners of Sarissa Capital. Accordingly, these directors have recused themselves to date from any decisions relating to our investment in the Partnership or the transaction documents. A committee of the Board of Directors comprised solely of independent directors is exclusively responsible for any decisions related to the strategic advisory agreement or the investment with Sarissa Capital.

In May 2021, we received a distribution from the ISP Fund of $110 million, which we used to repurchase all the common stock then owned by GSK. In connection with that distribution, we entered into a letter agreement with the ISP Fund committing to make capital contributions into the ISP Fund equal to the distribution by March 31, 2022. On March 30, 2022, we made a capital contribution of $110 million into the ISP Fund.

Investment in Gate Neurosciences

Since January 1, 2023, there have not been any transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Small had or will have a direct or indirect material interest, except for such convertible debt and cash investments in Gate Neurosciences, Inc., which Mr. Small is founder and executive chairman, and have been previously disclosed in the Company’s public filings. Further there is no arrangement or understanding between Mr. Small and any other persons or entities pursuant to which he was appointed as a director of the Company.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board of Directors or a committee of our Board of Directors. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board of Directors or a committee of our Board of Directors determines that the transaction is in, or is not inconsistent with, our and our stockholders’ best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are Innoviva, Inc. stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010 Attention: Corporate Secretary or contact us at (650) 238-9600. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties, and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this Proxy Statement and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®, GIAPREZA®, XERAVA® and XACDURO® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items; the impact of the novel coronavirus (“COVID-19”); the timing, manner and amount of capital deployment, including potential capital returns to stockholders; and risks related to the Company’s growth strategy. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2023 which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this Proxy Statement is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

By Order of the Board of Directors

Pavel Raifeld
Chief Executive Officer

April 29, 2024

Your vote
P.O. BOX 8016, CARY, NC 27512-9903 matters!
Have your ballot ready and please use one of the methods below for easy voting:
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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.
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Innoviva, Inc. Internet:
www.proxypush.com/INVA
• Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2024.
• Have your Proxy Card ready
For Stockholders of record as of April 18, 2024 • Follow the simple instructions to record your vote
Monday, June 17, 2024 11:00 AM, Eastern Time Phone: Willkie Farr & Gallagher LLP 787 Seventh Avenue, New York, New York 10019 1-866-948-4204
• Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2024.
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YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 PM, Eastern Time, June 16, 2024. Mail:
• Mark, sign and date your Proxy Card
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This proxy is being solicited on behalf of the Board of Directors later than 11:59 p.m. Eastern Time on June 16, 2024.
The undersigned hereby appoints Pavel Raifeld and Marianne Zhen (the “Named Proxies”), and each or either of them, as the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Innoviva, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE
Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Innoviva, Inc. Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3
BOARD OF DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. Elect six directors to serve until the 2025 Annual Meeting of Stockholders.
FOR AGAINST ABSTAIN
1.01 Mark A. DiPaolo, Esq. FOR
1.02 Jules Haimovitz FOR
1.03 Odysseas D. Kostas, M.D. FOR
1.04 Sarah J. Schlesinger, M.D. FOR
1.05 Sapna Srivastava, Ph.D. FOR
1.06 Derek A. Small FOR
FOR AGAINST ABSTAIN
2. Approval of a non-binding advisory resolution regarding executive compensation. FOR
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting FOR firm for the year ending December 31, 2024.
Check here if you would like to attend the meeting in person.
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date